UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2007 (November 30, 2007)

JOURNAL REGISTER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12955	22-3498615
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

790 Township Line Road, Yardley, Pennsylvania		19067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 504-4200

Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement of Certain
Officers.

(e)	Changes in Compensatory Arrangements of Certain Officers

     As previously disclosed on a Current Report on Form 8-K dated October 15, 2007, the Board of Directors of Journal Register Company (the “Company”) appointed James W. Hall, 60, as the Chairman and Chief Executive Officer of the Company effective November 1, 2007. Mr. Hall had been serving as the Company’s Acting Chief Executive Officer since June 18, 2007 and had been a director of the Company since July 2003. The terms of Mr. Hall’s employment were not determined at the time of his appointment as Chairman and Chief Executive Officer.

     On November 30, 2007, the Company and Mr. Hall entered into a letter agreement that outlines the terms of Mr. Hall’s employment. The letter agreement provides for (1) an employment period of one year, with one-year renewal periods, unless notice of non-renewal is given by either party more than 60 days prior to a renewal date, (2) an annual base salary of $675,000, (3) a cash bonus for 2007 that will be determined by the Compensation Committee and a cash bonus for 2008 that will be based on quantitative and qualitative performance criteria that will be set by the Compensation Committee, with a target bonus of 100% of annual base salary and a maximum bonus opportunity of 200% of annual base salary, (4) two stock option grants, the first of which was made on November 30, 2007 and the second of which will be made on the Company’s regular 2008 grant date for equity awards (typically, on or about June 1st), with each grant providing for the right to purchase 250,000 shares of the Company’s common stock, each grant vesting in two equal annual installments on the first two anniversaries of the grant date, and with each grant providing for an exercise price equal to the closing price of the common stock on the NYSE on the date of grant, (5) reimbursement of certain travel and lodging expenses to facilitate Mr. Hall’s commute from his permanent residence in Canada, as well as tax equalization payments of up to $37,500 per annum to compensate for any tax differential between taxes required to be paid in the United States and Canada, (6) payments of $33,333 per month for the first year and $25,000 per month for the second year following termination of employment, provided that Mr. Hall is available to provide consulting services to the Company for such period, (7) continuation of compensation through the end of the then-current term in the event of a termination by the Company of Mr. Hall’s employment without cause, (8) certain other perquisites as described in the letter agreement, and (9) a Change of Control Employment Agreement substantially in the form provided to certain other current executive officers of the Company. The letter agreement and the form of the Change of Control Employment Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement, dated November 30, 2007 between the Company and James W. Hall

10.2	Form of Change of Control Employment Agreement for James W. Hall

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOURNAL REGISTER COMPANY
(Registrant)

Date: December 4, 2007		/s/ Edward J. Yocum
	By:	Edward J. Yocum
	Title:	Senior Vice President, General
Counsel & Corporate Secretary

Exhibit Index

Exhibit Description

10.1	Letter Agreement, dated November 30, 2007 between the Company and James W. Hall

10.2	Form of Change of Control Employment Agreement for James W. Hall